As filed with the Securities and Exchange Commission on October 2, 2017

Registration Nos. 333-196997, 333-211704

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-196997

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-211704

ON

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADEPTUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5037387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2941 Lake Vista Drive

Lewisville, Texas 75067

(972) 899-6666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adeptus Health Inc. 2014 Omnibus Incentive Plan

Adeptus Health Inc. Stock Purchase Plan

(Full title of the Plans)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to: Norton Rose Fulbright US LLP
Frank R. Williams, Jr. 2941 Lake Vista Drive Lewisville, Texas 75067 Telephone: (972) 899-6666	2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000 Attention: Scarlet McNellie

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .    ☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (as amended to date, the “Registration Statements”) filed by Adeptus Health Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, which registered certain securities of the Company:

•                                          Registration No. 333-196997, filed on Form S-8 on June 24, 2014, pertaining to 1,033,500 shares of Class A Common Stock, par value $0.01 (“Common Stock”) under the Adeptus Health Inc. 2014 Omnibus Incentive Plan; and

•                                          Registration No. 333-211704, filed on Form S-8 on May 27, 2016, pertaining to 285,336 shares of Common Stock under the Adeptus Health Inc. Stock Purchase Plan.

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered but not sold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on this 2nd day of October, 2017.

ADEPTUS HEALTH INC.

By:	/s/ Frank R. Williams, Jr.
Name:	Frank R. Williams, Jr.
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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